Exhibit 99 (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Trustees
The Hennessy Mutual Funds, Inc., Hennessy Funds Trust, and The Hennessy Funds, Inc. (Cornerstone Series of Funds):

We consent to the use of our report incorporated by reference herein and to the references to our Firm under the headings “Financial Highlights” in the prospectuses and “Other Information” in the Statement of Additional Information.

/s/KPMG LLP

Milwaukee, WI

February 28, 2011